Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
Third Quarter 2025 Results and Quarterly Dividend
•Third quarter net sales of $498.8 million up 24.9%, and up 3.8% excluding Nissens
•Adjusted Q3 and year-to-date non-GAAP diluted earnings per share of $1.36 and $3.45 increased 6.3% and 27.8% from last year, respectively

•Raising full-year sales guidance to low-to-mid 20’s percent growth range, including Nissens, and tightening adjusted EBITDA margin outlook to 10.5% - 11% reflecting strong year-to-date results

New York, NY, October 31, 2025......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and nine months ended September 30, 2025.

Net sales for the third quarter of 2025 were $498.8 million, compared to consolidated net sales of $399.3 million during the same quarter in 2024. Earnings from continuing operations for the third quarter of 2025 were $29.8 million or $1.32 per diluted share, compared to earnings of $26.6 million or $1.20 per diluted share in the third quarter of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2025 were $30.6 million or $1.36 per diluted share, compared to $28.3 million or $1.28 per diluted share in the third quarter of 2024.

Consolidated net sales for the nine months ended September 30, 2025, were $1.41 billion, compared to consolidated net sales of $1.12 billion during the comparable period in 2024. Earnings from continuing operations for the nine months ended September 30, 2025, were $69.8 million or $3.11 per diluted share, compared to $54.4 million or $2.45 per diluted share in the comparable period of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2025 and 2024 were $77.5 million or $3.45 per diluted share and $59.9 million or $2.70 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We are very pleased with our solid third quarter results, especially following our record quarter last year. Sales for the quarter increased nearly 25%, or 3.8% excluding the impact of Nissens Automotive (Nissens). This reflects an ongoing trend, as year-to-date we are up 25.5%, or 4.0% excluding Nissens. Additionally, adjusted non-GAAP diluted earnings per share grew 6.3% for the quarter and 27.8% for the year.”
Third Quarter Highlights:
North American Aftermarket Segments
•Vehicle Control sales were down 1.6% in the third quarter, against a difficult comparison, and impacted by softness in the wire category which is in secular decline. Customer POS was positive in the quarter, a continuation of the strong sell-through trend we have seen all year, underscoring the non-discretionary nature of our products. Year-to-date, we are up 2.9% in the segment.

•Temperature Control sales increased 14.8%, a continuation of the strong sales pattern experienced throughout the year. We believe our customers were able to expand share, aided by this year’s early pre-season orders which positioned them well for the start of the selling season. Year-to-date, the segment is up 13.3%, building on last year’s 9.9% growth for the same period last year.

Nissens
Our newest segment, Nissens, posted another solid quarter as it contributed sales of $84.5 million, with an adjusted EBITDA margin of 16.8%, in line with our full-year expectations of mid-teens. Nissens continues to outperform in its markets, executing on its value proposition and gaining share, and is enjoying the benefits of some favorable currency translation.

Nearing our first full year of ownership, we are ahead of plan and very pleased with our synergy and integration efforts to date and have begun planning our next wave of initiatives, including capitalizing on each other’s strengths to launch new product categories.

Engineered Solutions
Sales in the Engineered Solutions segment were essentially flat in the quarter, reflecting a leveling off in certain end markets. While it is difficult to predict when a general end-market rebound may occur, we believe demand has stabilized, and along with easier comparisons moving forward, we expect more steady performance for the segment.

Profitability & Balance Sheet
Adjusted EBITDA for the quarter increased to $61.7 million, up from $48.7 million last year, driven by strong performance in our Temperature Control segment, as well as the $14.2 million contributed from Nissens, partially offset by the impact of lower sales volume in the Vehicle Control segment. On a year-to-date basis, adjusted EBITDA increased to $163.6 million up from

$111.1 million in the same period last year, again driven by strong performance in our Temperature Control segment, as well as the $42.0 million contributed from Nissens that resulted in an adjusted EBITDA margin improvement of 170 basis points to 11.6%.

From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $502.3 million, primarily reflecting additional borrowings related to our Nissens acquisition and seasonal working capital build. Our debt leverage declined from 3.2x to 2.6x in the quarter on the strength of our results, and we continue to target reducing debt levels to 2.0x adjusted EBITDA by the end of 2026.

Tariff Impact & Mitigation
On tariffs, we believe our diverse global footprint provides us with a competitive advantage. Over half of our U.S. sales are from North American-made, USMCA-compliant products, which are largely tariff-free. For products sourced from other regions, we are implementing our mitigation plan as previously described, which includes cost containment through cost-sharing with our suppliers, re-sourcing to lower-tariffed countries, and from pass-through pricing to our customers. Beginning in the third quarter of 2025, our ongoing tariff costs were generally offset with pricing, and we expect this offset to continue going forward. We are hopeful that we are nearing a more stabilized environment. We continue to monitor the shifting tariff landscape and plan to implement any changes as necessary.

Updated 2025 Guidance
We are raising our full year sales growth guidance to the low-to-mid 20’s percent range (from the low 20’s percent range) and are tightening our adjusted EBITDA margin outlook to 10.5% - 11% (from a prior range of 10% - 11%). As a reminder, we acquired Nissens on November 1, 2024, and as such the sales growth guidance includes a partial quarter of ownership in the comparable sales. Also note that our revised guidance now includes the impact of tariffs as they stand as of the end of the third quarter and includes both pricing and other mitigating actions to offset higher costs. While passing through tariff pricing at our cost creates margin rate compression, we’re pleased to see sales growth and other initiatives offset this headwind and allow us to raise our EBITDA guidance.
Dividends
The Board of Directors has approved payment of a quarterly dividend of 31 cents per share on the common stock outstanding, which will be paid on December 1, 2025, to stockholders of record on November 14, 2025.

Closing Remarks
In closing, Mr. Sills commented, “This has been a strong year for SMP despite volatility related to tariffs, geopolitical issues and an uncertain macroeconomic environment. Demand for our North American aftermarket products remains solid as our customers continue to partner with us to service the aging fleet on the road today. We are investing in our business model to expand our position globally, capitalizing on complementary strengths with Nissens to expand on both sides of the ocean. We will continue to find ways to grow, improve profitability and deliver increased shareholder value, and as such are optimistic about our future. I would like to thank our employees for their hard work and commitment to our continued success.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, October 31, 2025. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q3'25 Earnings Call Webcast link. Investors may also listen to the call by dialing 800-579-2543 (domestic) or 785-424-1789 (international). The conference call ID code is SMP3Q2025. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-934-8340 (domestic) or 402-220-6993 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data, unaudited)	2025	2024	2025	2024
Net sales	$498,836	$399,265	$1,406,068	$1,120,497
Cost of sales	337,042	277,899	968,663	798,162
Gross profit	161,794	121,366	437,405	322,335
Selling, general and administrative expenses	113,388	81,204	320,753	239,822
Restructuring expenses	782	3,023	2,037	5,774
Other income, net	12	—	319	5
Operating income	47,636	37,139	114,934	76,744
Other non-operating income, net	1,734	2,129	5,857	5,147
Interest expense	7,394	3,145	23,450	7,964
Earnings from continuing operations before income taxes	41,976	36,123	97,341	73,927
Provision for income taxes	11,977	9,267	26,867	18,718
Earnings from continuing operations	29,999	26,856	70,474	55,209
Loss from discontinued operations, net of income taxes	(34,172)	(22,771)	(36,369)	(24,727)
Net earnings (loss)	(4,173)	4,085	34,105	30,482
Net earnings attributable to noncontrolling interest	162	275	632	785
Net earnings (loss) attributable to SMP	$(4,335)	$3,810	$33,473	$29,697

Net earnings (loss) attributable to SMP
Continuing operations	$29,837	$26,581	$69,842	$54,424
Discontinued operations	(34,172)	(22,771)	(36,369)	(24,727)
Net earnings (loss) attributable to SMP	$(4,335)	$3,810	$33,473	$29,697

Per common share data
Basic:
Continuing operations	$1.36	$1.22	$3.18	$2.50
Discontinued operations	(1.56)	(1.04)	(1.66)	(1.14)
Net earnings (loss) attributable to SMP per common share	$(0.20)	$0.18	$1.52	$1.36

Diluted:
Continuing operations	$1.32	$1.20	$3.11	$2.45
Discontinued operations	(1.51)	(1.03)	(1.62)	(1.11)
Net earnings (loss) attributable to SMP per common share	$(0.19)	$0.17	$1.49	$1.34

Dividend declared per common share	$0.31	$0.29	$0.93	$0.87

Weighted average number of common shares, basic	21,991,194	21,716,083	21,954,548	21,802,164
Weighted average number of common shares, diluted	22,571,304	22,154,222	22,439,082	22,225,444

Standard Motor Products, Inc.
Segment Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,

(in thousands, unaudited)	2025	2024	2025	2024
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$121,420	$121,432	$368,019	$353,046
Electrical and Safety	63,192	63,237	178,339	172,772
Wire Sets and Other	13,070	16,208	45,365	49,324
Total Vehicle Control	197,682	200,877	591,723	575,142

Temperature Control
AC System Components	114,033	95,698	286,001	245,628
Other Thermal Components	30,624	30,287	78,904	76,446
Total Temperature Control	144,657	125,985	364,905	322,074

Nissens Automotive
Air Conditioning	36,409	—	104,016	—
Engine Cooling	32,168	—	95,023	—
Engine Efficiency	15,960	—	42,217	—
Total Nissens Automotive	84,537	—	241,256	—

Engineered Solutions
Light Vehicle	21,977	24,287	65,161	70,776
Commercial Vehicle	21,111	22,625	61,552	69,016
Construction/Agriculture	8,863	8,082	27,855	27,631
All Other	20,247	17,409	53,854	55,858
Total Engineered Solutions	72,198	72,403	208,422	223,281

Other	(238)	—	(238)	—

Total	$498,836	$399,265	$1,406,068	$1,120,497

.

Standard Motor Products, Inc.
Segment Operating Profit

	Three Months Ended September 30,				Nine Months Ended September 30,

(in thousands, unaudited; percentage of net sales)	2025		2024		2025		2024
Gross Margin
Vehicle Control	$62,166	31.4%	$65,652	32.7%	$184,975	31.3%	$184,520	32.1%
Temperature Control	51,946	35.9%	42,323	33.6%	121,907	33.4%	98,621	30.6%
Nissens Automotive	34,827	41.2%	—	—%	99,480	41.2%	—	—%
Engineered Solutions	12,855	17.8%	13,391	18.5%	37,253	17.9%	39,194	17.6%
All Other	—		—		—		—
Subtotal	$161,794	32.4%	$121,366	30.4%	$443,615	31.6%	$322,335	28.8%
Acquisition Expenses	—	—%	—	—%	(6,210)	-0.4%	—	—%
Gross Margin	$161,794	32.4%	$121,366	30.4%	$437,405	31.1%	$322,335	28.8%

Selling, General & Administrative
Vehicle Control	$46,277	23.4%	$43,021	21.4%	$133,676	22.6%	$130,123	22.6%
Temperature Control	25,196	17.4%	25,876	20.5%	67,859	18.6%	66,641	20.7%
Nissens Automotive	24,018	28.4%	—	—%	68,257	28.3%	—	—%
Engineered Solutions	8,754	12.1%	8,124	11.2%	25,986	12.5%	25,491	11.4%
All Other	8,844		5,190		22,839		16,163
Subtotal	$113,089	22.7%	$82,211	20.6%	$318,617	22.7%	$238,418	21.3%
Acquisition Expenses	299	0.1%	(1,007)	-0.3%	2,136	0.2%	1,404	0.1%
Selling, General & Administrative	$113,388	22.7%	$81,204	20.3%	$320,753	22.8%	$239,822	21.4%

Operating Income
Vehicle Control	$15,889	8.0%	$22,631	11.3%	$51,299	8.7%	$54,397	9.5%
Temperature Control	26,750	18.5%	16,447	13.1%	54,048	14.8%	31,980	9.9%
Nissens Automotive	10,809	12.8%	—	—%	31,223	12.9%	—	—%
Engineered Solutions	4,101	5.7%	5,267	7.3%	11,267	5.4%	13,703	6.1%
All Other	(8,844)		(5,190)		(22,839)		(16,163)
Subtotal	$48,705	9.8%	$39,155	9.8%	$124,998	8.9%	$83,917	7.5%
Restructuring	(782)	-0.2%	(3,023)	-0.8%	(2,037)	-0.1%	(5,774)	-0.5%
Acquisition & Integration Expenses	(299)	-0.1%	1,007	0.3%	(8,346)	-0.6%	(1,404)	-0.1%
Other Income, Net	12	—%	—	—%	319	—%	5	—%
Operating Income	$47,636	9.5%	$37,139	9.3%	$114,934	8.2%	$76,744	6.8%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures
(In thousands, except per share amounts, unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Earnings from Continuing Operations Attributable To SMP
GAAP Earnings from Continuing Operations	$29,837	$26,581	$69,842	$54,424

Restructuring Expenses	782	3,023	2,037	5,774
Acquisition & Integration Expenses	299	(207)	8,346	2,204
Certain Tax Credits And Production Deductions Finalized In Period	—	(380)	—	(380)
Income Tax Effect Related To Reconciling Items	(281)	(732)	(2,700)	(2,074)
Non-GAAP Earnings from Continuing Operations	$30,637	$28,285	$77,525	$59,948

Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings Per Share from Continuing Operations	$1.32	$1.20	$3.11	$2.45
Restructuring Expenses	0.04	0.14	0.09	0.26
Acquisition & Integration Expenses	0.01	(0.01)	0.37	0.10
Certain Tax Credits And Production Deductions Finalized In Period	—	(0.02)	—	(0.02)
Income Tax Effect Related To Reconciling Items	(0.01)	(0.03)	(0.12)	(0.09)
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$1.36	$1.28	$3.45	$2.70

Operating Income
GAAP Operating Income	$47,636	$37,139	$114,934	$76,744

Restructuring Expenses	782	3,023	2,037	5,774
Acquisition & Integration Expenses	299	(1,007)	8,346	1,404	Last Twelve Months Ended
Other Income, Net	(12)	—	(319)	(5)	September 30,		Year Ended
Non-GAAP Operating Income	$48,705	$39,155	$124,998	$83,917	2025	2024	December 31, 2024

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$41,976	$36,123	$97,341	$73,927	$97,403	$80,920	$73,989

Depreciation and Amortization	11,201	7,389	32,393	22,008	41,798	29,569	31,413
Interest Expense	7,394	3,145	23,450	7,964	28,998	10,485	13,512
EBITDA	60,571	46,657	153,184	103,899	168,199	120,974	118,914

Restructuring Expenses	782	3,023	2,037	5,774	3,931	7,033	7,668
Acquisition & Integration Expenses	299	(1,007)	8,346	1,404	20,418	1,404	13,476
Special Items	1,081	2,016	10,383	7,178	24,349	8,437	21,144

EBITDA without Special Items	$61,652	$48,673	$163,567	$111,077	$192,548	$129,411	$140,058

Management believes that Non-GAAP earnings from continuing operations and Non-GAAP diluted earnings per share from continuing operations which are attributable to SMP, and Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Three Months Ended September 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$15,135	$26,734	$10,811	$4,055	$(9,099)	$47,636

Restructuring Expenses	735	1	—	46	—	782
Acquisition & Integration Expenses	—	—	44	—	255	299
Other (Income) Expense, Net	19	15	(45)	(1)	—	(12)
Non-GAAP Operating Income	$15,889	$26,750	$10,810	$4,100	$(8,844)	$48,705

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$14,253	$27,123	$5,540	$4,239	$(9,179)	$41,976

Depreciation and Amortization	4,174	785	3,333	2,574	335	11,201
Interest Expense	1,267	587	5,322	515	(297)	7,394
EBITDA	19,694	28,495	14,195	7,328	(9,141)	60,571

Restructuring Expenses	735	1	—	46	—	782
Acquisition & Integration Expenses	—	—	44	—	255	299
Special Items	735	1	44	46	255	1,081

EBITDA without Special Items	$20,429	$28,496	$14,239	$7,374	$(8,886)	$61,652
% of Net Sales	10.3%	19.7%	16.8%	10.2%		12.4%

	Three Months Ended September 30, 2024
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$21,029	$16,074	$—	$5,010	$(4,974)	$37,139

Restructuring Expenses	1,602	373	—	257	791	3,023
Acquisition & Integration Expenses	—	—	—	—	(1,007)	(1,007)
Other Income, Net	—	—	—	—	—	—
Non-GAAP Operating Income	$22,631	$16,447	$—	$5,267	$(5,190)	$39,155

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$18,844	$16,530	$—	$5,607	$(4,858)	$36,123

Depreciation And Amortization	3,850	802	—	2,308	429	7,389
Interest Expense	2,166	791	—	434	(246)	3,145
EBITDA	24,860	18,123	—	8,349	(4,675)	46,657

Restructuring Expenses	1,602	373	—	257	791	3,023
Acquisition & Integration Expenses	—	—	—	—	(1,007)	(1,007)
Special Items	1,602	373	—	257	(216)	2,016

EBITDA without Special Items	$26,462	$18,496	$—	$8,606	$(4,891)	$48,673
% of Net Sales	13.2%	14.7%		11.9%		12.2%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Nine Months Ended September 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$49,457	$54,170	$23,432	$11,185	$(23,310)	$114,934

Restructuring Expenses	1,740	190	—	105	2	2,037
Acquisition & Integration Expenses	—	—	7,877	—	469	8,346
Other (Income) Expense, Net	102	(312)	(85)	(24)	—	(319)
Non-GAAP Operating Income	$51,299	$54,048	$31,224	$11,266	$(22,839)	$124,998

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$46,748	$54,673	$8,042	$11,658	$(23,780)	$97,341

Depreciation and Amortization	11,913	2,347	9,645	7,501	987	32,393
Interest Expense	3,820	1,888	16,455	1,517	(230)	23,450
EBITDA	62,481	58,908	34,142	20,676	(23,023)	153,184

Restructuring Expenses	1,740	190	—	105	2	2,037
Acquisition & Integration Expenses	—	—	7,877	—	469	8,346
Special Items	1,740	190	7,877	105	471	10,383

EBITDA without Special Items	$64,221	$59,098	$42,019	$20,781	$(22,552)	$163,567
% of Net Sales	10.9%	16.2%	17.4%	10.0%		11.6%

	Nine Months Ended September 30, 2024
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$51,685	$31,302	$—	$13,054	$(19,297)	$76,744

Restructuring Expenses	2,712	678	—	654	1,730	5,774
Acquisition & Integration Expenses	—	—	—	—	1,404	1,404
Other Income, Net	—	—	—	(5)	—	(5)
Non-GAAP Operating Income	$54,397	$31,980	$—	$13,703	$(16,163)	$83,917

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$46,226	$32,396	$—	$14,482	$(19,177)	$73,927

Depreciation And Amortization	10,981	2,480	—	7,240	1,307	22,008
Interest Expense	5,492	2,048	—	1,804	(1,380)	7,964
EBITDA	62,699	36,924	—	23,526	(19,250)	103,899

Restructuring Expenses	2,712	678	—	654	1,730	5,774
Acquisition & Integration Expenses	—	—	—	—	1,404	1,404
Special Items	2,712	678	—	654	3,134	7,178

EBITDA without Special Items	$65,411	$37,602	$—	$24,180	$(16,116)	$111,077
% of Net Sales	11.4%	11.7%	—%	10.8%		9.9%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	September 2025	September 2024	December 2024
	Unaudited	Unaudited
ASSETS
Cash	$87,201	$26,348	$44,426

Accounts Receivable, Gross	304,599	225,827	216,191
Allowance For Expected Credit Losses	8,370	8,697	5,472
Accounts Receivable, Net	296,229	217,130	210,719

Inventories	656,777	503,015	624,913
Unreturned Customer Inventory	20,052	17,843	16,163
Other Current Assets	23,467	28,873	25,703
Total Current Assets	1,083,726	793,209	921,924

Property, Plant And Equipment, Net	187,333	138,490	168,735
Operating Lease Right-of-use Assets	107,789	96,039	109,899
Goodwill	256,152	134,725	241,418
Customer Relationships Intangibles, Net	216,480	—	210,430
Other Intangibles, Net	98,688	85,837	90,540
Deferred Income Taxes	19,611	45,315	13,199
Investment In Unconsolidated Affiliates	25,445	23,914	24,842
Other Assets	32,315	33,012	33,139
Total Assets	$2,027,539	$1,350,541	$1,814,126

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion Of Revolving Credit Facility	$30,000	$—	$10,800
Current Portion Of Term Loan And Other Debt	20,839	2,685	16,317
Accounts Payable	178,295	112,404	148,009
Accrued Customer Returns	83,036	62,326	46,471
Accrued Core Liability	12,418	15,226	12,807
Accrued Rebates	83,694	53,163	76,168
Payroll And Commissions	47,059	37,050	40,964
Sundry Payables And Accrued Expenses	98,771	69,666	84,936
Total Current Liabilities	554,112	352,520	436,472

Long-term Debt	538,639	140,163	535,197
Noncurrent Operating Lease Liabilities	96,180	86,259	98,214
Accrued Asbestos Liabilities	115,042	89,544	84,568
Other Liabilities	31,434	28,611	29,593
Total Liabilities	1,335,407	697,097	1,184,044

Total SMP Stockholders' Equity	677,412	638,833	615,745
Noncontrolling Interest	14,720	14,611	14,337
Total Stockholders' Equity	692,132	653,444	630,082

Total Liabilities And Stockholders' Equity	$2,027,539	$1,350,541	$1,814,126

Standard Motor Products, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(In thousands, unaudited)	2025	2024
Cash Flows From Operating Activities
Net Earnings	$34,105	$30,482
Adjustments To Reconcile Net Earnings To Net Cash Used In Operating Activities:
Depreciation And Amortization	32,393	22,008
Loss From Discontinued Operations, Net Of Taxes	36,369	24,727
Other	9,526	4,473
Change In Assets And Liabilities:
Accounts Receivable	(78,691)	(59,040)
Inventory	(22,777)	2,895
Accounts Payable	22,431	4,487
Prepaid Expenses And Other Current Assets	3,403	(2,739)
Sundry Payables And Accrued Expenses	46,211	45,470
Other	2,711	5,437
Net Cash Provided by Operating Activities	85,681	78,200

Cash Flows From Investing Activities
Capital Expenditures	(29,334)	(34,136)
Other Investing Activities	3,043	18
Net Cash Used in Investing Activities	(26,291)	(34,118)

Cash Flows From Financing Activities
Net Change In Debt	(1,161)	(13,422)
Purchase Of Treasury Stock	—	(10,409)
Dividends Paid	(20,408)	(19,004)
Payments Of Debt Issuance Costs	—	(4,183)
Other Financing Activities	1,207	(651)
Net Cash Used in Financing Activities	(20,362)	(47,669)

Effect Of Exchange Rate Changes On Cash	3,747	(2,591)
Net Increase (Decrease) In Cash	42,775	(6,178)
Cash At Beginning Of Period	44,426	32,526
Cash At End Of Period	$87,201	$26,348